Exhibit 5.1

September 23, 2010

LINC Logistics Company

11355 Stephens Road

Warren, MI 48089

Attn: Mr. David Crittenden

         Chief Financial Officer

         Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Michigan counsel to LINC Logistics Company, a Michigan corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 (Registration No. 333-167854) (the “Registration Statement”) relating to the initial public offering of shares of the Company’s common stock (the “Common Stock”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the preparation and filing of the Registration Statement, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate in order to render the opinion herein set forth. We have assumed that, prior to the issuance of the shares of Common Stock offered by the prospectus included in the Registration Statement (the “Shares”), the Company will have (i) by appropriate board of directors and shareholder action, amended and restated its Articles of Incorporation to authorize the Shares to be issued and as otherwise described in the Registration Statement; (ii) filed such amended and restated Articles of Incorporation with the Secretary of State (Department of Energy, Labor & Economic Growth) of the State of Michigan; (iii) duly executed and delivered the Underwriting Agreement; and (iv) by appropriate action of the board of directors (or a duly authorized committee thereof) of the Company, approved and established as adequate the price of the Shares to be sold pursuant to the Underwriting Agreement.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that, when the Registration Statement becomes effective under the Securities Act, the Shares offered by the prospectus included in the Registration Statement, when issued, sold and paid for, as described therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kemp, Klein, Umphrey, Endelman & May, P.C.